UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2023 (December 12, 2023)
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BOWLERO CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-40142	98-1632024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
7313 Bell Creek Road Mechanicsville, Virginia 23111
(Address of principal executive offices and zip code)
(804) 417-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	BOWL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 12, 2023, Bowlero Corp. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

Proposal No. 1 - The Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a term to expire at the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified, based on the following results of the voting:

Director Nominee	For	Withheld	Broker Non-Votes
Michael J. Angelakis	670,570,094	7,518,611	8,627,006
Robert J. Bass	672,600,753	5,487,952	8,627,006
Sandeep Mathrani	675,978,392	2,110,313	8,627,006
Brett I. Parker	677,297,897	790,808	8,627,006
Alberto Perlman	676,059,712	2,028,993	8,627,006
Thomas F. Shannon	671,622,671	6,466,034	8,627,006
Rachael A. Wagner	675,574,155	2,514,550	8,627,006
Michelle Wilson	677,300,347	788,358	8,627,006
John A. Young	671,180,859	6,907,846	8,627,006

Proposal No. 2 - The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024, was ratified based on the following results of the voting:

For	Against	Abstain	Broker Non-Votes
686,512,129	202,294	1,288	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWLERO CORP.

Date: December 14, 2023	By:	/s/ Robert M. Lavan
	Name:	Robert M. Lavan
	Title:	Chief Financial Officer